BRADLEY PHARMACEUTICALS, INC.
                        CONDENSED CONSOLIDATED
                       STATEMENTS OF CASH FLOWS
                             (UNAUDITED)

                                                        Six Months Ended
                                                             June 30,
                                                    -------------------------
                                                        2002         2001
                                                    ------------ ------------

Supplemental disclosures of cash flow
  information:

    Cash paid during the period for:


      Interest                                    $      50,000 $     68,000
                                                   ============  ===========

      Income taxes                                $   2,173,000 $    314,000
                                                   ============  ===========

Supplemental disclosures of non-cash
  investing and financing activities:


      Acquisition of fixed assets under
        capital leases and financing agreements   $      19,000 $    380,000
                                                   ============  ===========









          See Notes to Condensed Consolidated Financial Statements


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